EXHIBIT 3.1



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                                 AMENDED BY-LAWS

                                       OF

                                   ECCS, INC.

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                          Initially adopted May 3, 1989


                                    ARTICLE I

                                    OFFICES
                                    -------


          1.  Registered   Office  and  Agent.  The  registered  office  of  the
Corporation in the State of New Jersey is at 500 College Road East, Princeton, New Jersey 08540.

          The  registered  agent of the  Corporation  at such office is
                              DAVID J. SORIN, ESQ.

          2. Principal Place of Business. The principal place of business of the Corporation is One Sheila Drive, Building 6A, Tinton Falls, New Jersey 07724.

          3. Other Places of Business. Branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.


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                                   ARTICLE II

                                  SHAREHOLDERS
                                  ------------


          1. Annual Meeting. The annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting at 10 o'clock a.m. on the first business day of the month of January of each year at 437A Newman Springs Road, Lincroft, NJ 07738, or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

          2. Special Meetings. A special meeting of shareholders may be called for any purpose by the president, the Board or any shareholders beneficially holding, in the aggregate, at least 10% of the voting stock of the Company. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place and purposes of the meeting.

          3. Action Without Meeting. The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.

          4. Quorum. The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.


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                                   ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------


          1. Number and Term of Office. The number of directors that shall constitute the whole Board of Directors shall be no less than four (4) and no more than seven (7). The number of directors may be increased within the range of four (4) to seven (7) by a vote of the majority of the Board without shareholder approval. Except as otherwise provided herein, directors shall be elected at the annual meeting of shareholders and each director shall be elected to serve until his successor has been elected and shall qualify. Directors need not be shareholders.

          2. Regular Meetings. A regular meeting of the Board shall be held without notice immediately following and at the place the annual shareholders' meeting for the same purpose of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to directors not present at the time of the adoption of the resolution.

          3. Special Meetings. A special meeting of the Board may be called at any time by the Chairman, the president, the chief operating officer or by two directors for any purpose. Such meeting shall be held upon not less than 24 hours prior notice. Such notice may be given orally (either by telephone or in person), by facsimile transmission or written notice actually received. Such notice shall specify the time and place of the meeting, but need not specify the purpose or purposes of the special meeting.


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          4.  Action  Without  Meeting.  The Board may act without a meeting if, prior to or subsequent to such action, each member of the Board consents in writing to such action. Such written consent or consents shall be filed in the minute book.

          5. Quorum. Three directors from the entire Board shall constitute a quorum for the transaction of business.

          6. Vacancies in Board of Directors. Any vacancy on the Board may be filled in the manner set forth in Article III herein. In the case of an increase in the number of directors, by the stockholders, group of stockholders or other group who shall be entitled to nominate such new director or directors in the manner and as set forth in Article III hereof.


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                                   ARTICLE IV

                               WAIVERS OF NOTICE
                               -----------------


          Any notice required by these by-laws, by the certificate of incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.


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                                    ARTICLE V

                                    OFFICERS
                                    --------


          1. Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a president, a treasurer, a secretary, and it may elect such other officers, including one or more vice presidents, as it shall deem necessary. One person may hold two or more offices.

          2. Duties and Authority of President. The president shall be chief executive officer of the Corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the president. The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation.

          3. Duties and Authority of Vice President. The vice president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the Board. In the absence of the president or in the event of his death, inability or refusal to act, the vice president shall perform the duties and be vested with the authority of the president.


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          4. Duties and  Authority of Treasurer.  The  treasurer  shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the president or the Board.

          5. Duties and Authority of Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president or the Board.


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                                   ARTICLE VI

                      AMENDMENTS TO AND EFFECT OF BY-LAWS;
                                   FISCAL YEAR
                      ------------------------------------


          1. Force and Effect of By-laws. These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's certificate of incorporation, as it may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in that Act or the certificate of incorporation, the provision of that Act or the certificate of incorporation shall govern.

          2. Wherever in these by-laws references are made to more than one incorporator, director or shareholder, they shall, if this is a sole incorporator, director, shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation.

          3. Amendments to By-laws. These by-laws may be altered, amended or repealed by the shareholders or the Board. Any by-law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such by-law expressly reserves to the shareholders the right to amend or repeal it.

          4. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.


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                                   ARTICLE VII

                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

          Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as a representative in another enterprise, shall be indemnified and held harmless to the fullest extent permissible under and pursuant to any procedure specified in the Business Corporation Act of the State of New Jersey, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any right which such directors, officers or representatives may have or any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any agreement, vote of shareholders, provision of law or otherwise, as well as their rights under this Article.

          The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability


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asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.


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